UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 13, 2007
(Date of Report: Date of earliest event reported)

Princeton Security Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-141482	20-5506885
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

303C College Road, Princeton, New Jersey 08540
 (Address of principal executive office)

Registrant's telephone number, including area code: 609-924-7310

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2007, Juhani Taskinen assumed the position as our acting chief financial officer.  Mr. Taskinen also currently serves as the chief executive officer of the Company.  Mr. Taskinen was appointed the CFO as the result of our principal accounting officer Susan Miller leaving to take another position.    In the meantime, Mr. Taskinen will continue his role as the CEO and will assume the CFO responsibilities.  We will be looking for a new CFO or principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Princeton Security Technologies, Inc.

Date: August 16, 2007	By:	/s/ Juhani Taskinen
Juhani Taskinen, Chief Financial Officer